EXHIBIT 5.1

January 20, 2005

National Coal Corp.
8915 George Williams Road
Knoxville, Tennessee 37923

         Re:      National Coal Corp.
                  Registration Statement on Form SB-2

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") to which this letter is attached as Exhibit
5.1 filed by National Coal Corp, a Florida corporation (the "COMPANY"), in order to register under the Securities Act of 1933, as amended (the "ACT"), 17,587,730 shares of Common Stock of the Company and any additional shares of Common Stock of the Company which may be registered pursuant to Rule 462(b) under the Act (the "SHARES"). The Shares consist of: (i) 12,712,132 shares of issued and outstanding Common Stock; (ii) 3,641,675 shares of Common Stock issuable upon conversion of issued and outstanding shares of Series A Convertible Preferred Stock of the Company ("PREFERRED STOCK"); (iii) 1,004,993 shares of Common Stock issuable upon exercise of certain Common Stock Purchase Warrants ("WARRANTS");
(iv) 190,775 shares of Common Stock issuable upon conversion of Preferred Stock issuable upon exercise of certain preferred stock purchase rights ("PREFERRED PURCHASE RIGHTS"); and (v) 38,155 shares issuable upon exercise of Common Stock Purchase Warrants issuable upon exercise of the Preferred Purchase Rights (the "ADDITIONAL WARRANTS").

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based on the foregoing, we are of the opinion that (i) the 12,712,132 shares of issued and outstanding Common Stock have been duly authorized, and are validly issued, fully paid and non-assessable; (ii) the 3,641,675 shares of Common Stock issuable upon conversion of the issued and outstanding Preferred Stock have been duly authorized and upon issuance in conformity with and pursuant to the Company's Articles of Incorporation, such Shares will be validly issued, fully paid and non-assessable; (iii) the 1,004,993 shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and upon issuance in conformity with and pursuant to the terms and conditions of the Warrants, and receipt by the

National Coal Corp.
January 20, 2005
Page 2

Company of the purchase price therefor as specified in the Warrants, such Shares will be validly issued, fully paid and non-assessable; (iv) the 190,775 shares of Common Stock issuable upon conversion of Preferred Stock issuable upon exercise of the Preferred Purchase Rights have been duly authorized and upon issuance of the Preferred Stock in conformity with and pursuant to the terms and conditions of the Preferred Purchase Rights, and receipt by the Company of the purchase price therefor as specified in the Preferred Purchase Rights, and the subsequent issuance of the of the Shares upon conversion of such Preferred Stock in conformity with and pursuant to the Company's Articles of Incorporation, such Shares will be validly issued, fully paid and non-assessable; and (v) the 38,155 shares of Common Stock issuable upon exercise of Additional Warrants issuable upon exercise of the Preferred Purchase Rights have been duly authorized and upon issuance of the Additional Warrants in conformity with and pursuant to the terms and conditions of the Preferred Purchase Rights, and receipt by the Company of the purchase price therefor as specified in the Preferred Purchase Rights, and the subsequent issuance of the Shares upon exercise of the Additional Warrants in conformity with and pursuant to the terms and conditions of the Additional Warrants, such Shares will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                      Very truly yours,

                                      /s/ Stubbs Alderton & Markiles, LLP
                                      -----------------------------------
                                      STUBBS ALDERTON & MARKILES, LLP